EXHIBIT 23.3

                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 7, 1995, except as to Notes 2, 3, 9 and 12, regarding trading losses and Sunbelt Nursery Group, Inc., as to which the date is February 29, 1996, appearing in Item 8 of Pier 1 Imports, Inc.'s Annual Report on Form 10-K for the year ended March 2, 1996. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Fort Worth, Texas
October 1, 1996